Exhibit 99.28
Exhibit M

List of Existing Agreements By and Among the Parties
Parties

Term/Abbreviation Definition/Full Name
CEG or Seller's Parent...................................  Constellation Energy Group, Inc.
CEN................................................................ CE Nuclear, LLC
CENG or the Company ................................. Constellation Energy Nuclear Group, LLC
CNL or Seller................................................. Constellation Nuclear, LLC
EDF ...............................................................  Électricité de France, SA
EDFD or Purchaser........................................  EDF Development Inc.
EDFI or Purchaser's Parent ...........................  E.D.F. International S.A.

All documents are dated as of November 6, 2009 unless specifically noted.

1.	Confidentiality Agreement, effective as of December 7, 2008, by and between EDFI and CEG

2.	Confidentiality Agreement, effective as of December 7, 2008, by and between EDFI and CEG

3.	Master Put Option and Membership Interest Purchase Agreement, dated as of December 17, 2008, by and among CEG, EDFD, EDFI and CENG (as amended, the “Master Agreement”)

4.	Asset Transfer Agreement

5.	Amendment No. 1 to the Master Agreement, dated as of September 16, 2009, by and among CEG, EDFD, EDFI and CENG

6.	Amendment No. 2 to the Master Agreement, dated as of September 21, 2009, by and among CEG, CNL, EDFD, EDFI and CENG

7.	Amendment No. 3 to Master Agreement, dated as of October 30, 2009, by and among CEG, CNL, EDFD, EDFI and CENG

8.	Amendment No. 4 to Master Agreement, by and among CEG, CNL, EDFD, EDFI and CENG

9.	Payment Guaranty, dated as of December 17, 2008, by EDF in favor of CEG

10.	Letter Agreement, dated as of March 31, 2009, from EDFI and EDFD to CEG and CENG re: Transfer of UniStar Interest

11.	Letter Agreement, dated as of April 30, 2009, from EDFD to CEG re: Modification to Section 13.4(b) of the Form of Operating Agreement

12.	Stock Purchase Agreement, dated as of December 17, 2008, by and among CEG, EDFD and EDFI

13.	Investor Rights Agreement, dated as of December 17, 2008, by and between CEG and EDFD

14.	Amended and Restated Investor Agreement, dated as of December 17, 2008, by and between EDFI and CEG

15.
Termination Agreement, dated as of December 17, 2008, by and among MidAmerican Energy Holdings Company, MEHC Merger Sub Inc., MEHC Investment, Inc., CEG, CER Generation II, LLC, Constellation Power Source Generation, Inc. and EDFI

16.	Letter Agreement, dated February 23, 2009, from EDFI to CEG re: Correction of EDFI's Legal Name

17.	Amended and Restated Operating Agreement of UniStar Nuclear Energy, LLC, by and among Constellation New Nuclear, LLC, EDFD and UniStar Nuclear Energy, LLC (“UniStar”)

18.	Asset Transfer Agreement by and between Constellation Generation Group, LLC (“Constellation Generation”) and UNE, dated July 20, 2007

19.	Assignment Agreement, by and among CENG, UniStar and CEG (Remuneration Agreement)

20.	Assignment Agreement, dated November 3, 2009, by and among CENG, PPL Nuclear Development, LLC and CEG (PPL Guaranty)

21.	Assignment Agreement, by and among CENG, EDFI and CEG (PPL Reimbursement Agreement)

22.	Reimbursement Agreement, by and between EDFI and CEG (Ameren)

23.	Reimbursement Termination Agreement, by and between EDFI and CENG (Ameren)

24.	Assignment Agreement, by and between CENG, EDFI and CEG (AREVA NP, Inc. Reimbursement Agreement)

25.	Assignment Agreement, dated October 29, 2009, by and among CENG, AREVA NP, Inc. and CENG (AREVA NP, Inc. Payment Guaranty)

26.	First Amendment to Guaranty Agreement, by and among CENG, EDFI and ALSTOM Power Inc. (Alstom Guaranty)

27.	Assignment Agreement, dated October 30, 2009, by and among CENG, EDFI, ALSTOM Power Inc. and CEG (Alstom Guaranty)

28.
Second Amended and Restated Operating Agreement of CENG, by and among CNL, CEN and EDFD, as Members, CENG, EDFI (for the purposes of Section 13.5 only) and CEG (for the purposes of Sections 8.4(b) and 13.5 only) (the “Operating Agreement”)

29.	Assignment of Membership Interests, by CNL in favor of EDFD

30.	Letter Agreement, by and between EDFD, EDFI, CEG, CNL, CEN and CENG re: Transfer Tax Reimbursement

31.	Administrative Services Agreement for Allocated Services, by and between CEG and CENG

32.	Administrative Services Agreement for Direct Charged Services, by and between CEG and CENG

33.	Secondment and Assignment Agreement, by and between EDFD and CENG

34.	Letter Agreement, dated November 5, 2009, between EDF, CEG and CENG re: CENG – Treasury and Cash Management Principles

35.	Reimbursement Agreement, by and between EDFI and CEG

36.	Guarantee by EDF on behalf of CENG to Nuclear Electric Insurance Limited ("NEIL")

37.	Guarantee by CEG on behalf of CENG to NEIL

38.
Nuclear Regulatory Commission (“NRC”) Support Agreement, by and among EDFI, Calvert Cliffs Nuclear Power Plant, LLC (“CCNPP”), Nine Mile Point Nuclear Station, LLC (“NMPNS”) and R.E. Ginna Nuclear Power Plant, LLC (“R.E. Ginna”)

39.	NRC Support Agreement, by and among CEG, CCNPP, NMPNS and R.E. Ginna

40.	Letter Agreement, by and between CEG and EDF re: EDF's Membership Application in NEIL

41.
R.E. Ginna Amended and Restated Operating Agreement, by Constellation Nuclear Power Plants, LLC (“CNPP”) and Consent in Lieu of a Special Meeting of the Sole Member approving the amendment of the Operating Agreement

42.	NMPNS Amended and Restated Operating Agreement, by CNPP and Consent in Lieu of a Special Meeting of the Sole Member approving the amendment of the Operating Agreement

43.	CCNPP Amended and Restated Operating Agreement, by CNPP and Consent in Lieu of a Special Meeting of the Sole Member approving the amendment of the Operating Agreement

44.	CNPP Amended and Restated Operating Agreement, by CENG and Consent in Lieu of a Special Meeting of the Sole Member approving the amendment of the Operating Agreement

45.
Amendments to the series of Master Confirmations for Physically Settled Power Transactions, between each of CCNPP, NMPNS and R.E. Ginna, on the one hand, and each of Constellation Energy Commodities Group, Inc. (“CECG”) and EDF Trading North America, LLC (“EDFT”), on the other hand

46.	Confirmations under the 1992 ISDA Master Agreements between each of CCNPP, NMPNS and R.E. Ginna, on the one hand, and each of CECG and EDFT, on the other hand (the “New Confirmations”)

47.	Amendments to the Guarantees entered into by CENG for the benefit of EDFT and CECG (or issuance of new Guaranties by CENG with respect to the New Confirmations)

48.	Amendment to the Schedule to the 1992 ISDA Master Agreements between each of CCNPP, NMPNS and R.E. Ginna, on the one hand, and EDFT, on the other hand

49.
Conforming amendments to the Second Amended and Restated CENG Operating Agreement, by and between CNL, CEG , CEN, EDFD, and EDFI, in each case based on the term sheet set forth in Exhibit B of the Master Agreement, dated as of October 26, 2010, by and among EDF and CEG

50.	Secondment and Assignment Agreement, by and between CENG and UNE, dated December 20, 2007

51.	Cooperation Agreement by and between CEG and EDFI, dated July 20, 2007

52.	Parent Undertaking and Guaranty Agreement by and among EDFI, EDF, CEG and UNE, dated July 20, 2007

53.	CeTerre, LLC Operating Agreement, by and between CENG and EDFD, dated July 2008

54.	Technical Services Agreement by and between EDF and UNE, dated January 30, 2008

55.	Technical Assistance Agreement, between and among Constellation Generation, EDF and Electricité de France International North America, dated March 31, 2007